Exhibit 10.2

Line of Credit Agreement

LegalSimpli Software, LLC,
a Puerto Rico Limited Liability
Company

This LINE OF CREDIT AGREEMENT is made as of this 29 day of May, 2018 (the “Line of Credit Agreement”), by and among LegalSimpli Software, LLC, a limited liability (the “Borrower”); and Immudyne PR, LLC, a Delaware corporation with an address of 53 Calle Las Palmeras, San Juan PR 00901 hereinafter referred to as (“Lender”). A line of credit is hereby established in the amount of One Million Dollars ($1,000,000) for the benefit of the Borrower; provided, however, that the Lender unilaterally may terminate the Borrower's privilege to request advances hereunder or lower said amount. This line of credit will be subject to the following terms and conditions:

1. The Lender hereby establishes a revolving line of credit in Borrower's favor in the amount of One Million Dollars ($1,000,000); provided however, that no provision of this Agreement shall be deemed to require the Lender to advance any sum of money at any time. At any time that the Borrower desires the Lender to advance any sum of money hereunder, the Borrower may request the same, and the Lender for any or no reason may deny such request.

2. The loan made hereunder will bear interest at the rate as determined pursuant to a certain promissory note (the “Note”).

3. The occurrence of one or more of the following (herein called a “Default” or an “Event of Default”) shall constitute a default by the Borrower hereunder, and under the Note, in addition to but not in limitation of any events which would cause a default under the terms and conditions of the Note:

(a) Default in the payment or performance of any liability or obligation of Borrower to the Lender or of any covenant or liability contained or referred to herein, in the Note, or in any other note, instrument, document or agreement evidencing any obligation.

(b) The failure of Borrower to perform or to observe any of the provisions of any membership interest purchase agreement, amended operating agreement or other agreement or document now or hereafter evidencing or creating any security for the payment of the Note.

(c) Any representation or warranty of the Borrower in connection with this Line of Credit Agreement or any document executed in accordance herewith, or in pursuance hereof, shall be false on the date on which made.

(d) The failure by Borrower to pay, when due, any amount due under the Note or the failure by the Borrower to pay, when due, any obligation of Borrower to Lender.

(e) Borrower's insolvency, appointment of a receiver for all or a part of Borrower's property, the making of any assignment by Borrower for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or upon the issuing of any writ of attachment by trustee process or otherwise or a restraining order or injunction affecting any of the Borrower's property; provided, however, if any such proceeding is commenced against the Borrower, the Borrower shall have thirty (30) in which to cause such proceeding to be dismissed.

(f) The insolvency of any guarantor of this Line of Credit Agreement and/or the Note or of any obligation of any Borrower to the Lender.

(g) The death, dissolution, termination of existence, declared insolvency; or failure in business of the Borrower or any guarantor of this Line of Credit Agreement or the Note.

(h) The admission in writing of a Borrower’s insolvency or inability to pay debts generally as they become due, or upon any deterioration of the financial condition of the Borrower, any endorser or guarantor of this Line of Credit Agreement or the Note, which results in the Lender deeming itself, in good faith, insecure.

(i) Ninety (90) days after DEMAND is made pursuant to the Note, unless the Borrower has satisfied the Note in full.

Any such event caused by, or occurring with regard to, any one or more persons constituting the “Borrower” shall be deemed to be so caused by (or occurring with regard to) the “Borrower.”

If any Event of Default occurs, all obligations outstanding from the Borrower to the Lender, including obligations pursuant to this Line of Credit Agreement and/or the Note, shall immediately become due and payable without demand, presentment, protest or other notice of any kind, all of which are hereby expressly waived. In the event of such Event of Default, the Lender may proceed to enforce the payment of all obligations of Borrower to Lender and to exercise any and all of the rights and remedies afforded to Lender by law or under the terms of this Line of Credit Agreement or otherwise.

4. Borrower agrees to furnish to the Lender, upon demand, but not more than semi- annually, so long as indebtedness under the Line of Credit Agreement and the Note remains unpaid, a certified financial statement prepared by an independent accountant setting forth in reasonable detail the assets, liabilities, and net worth of the Borrower and certified to under oath by an officer of the Borrower. Such financial statements shall be sent to the Lender at its address listed above and shall be at the sole cost and expense of the Borrower.

5. This Line of Credit Agreement is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder unless such other agreement specifically refers to this Line of Credit Agreement and expressly so provides.

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6. This Line of Credit Agreement and the covenants and agreements herein contained shall continue in full force and effect until all such obligations, liabilities and undertakings have been paid or otherwise satisfied in full. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such rights or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion. This Line of Credit Agreement is intended to take effect as a sealed instrument, shall be governed by and construed in accordance with the laws of the New York, shall be binding upon Borrower's legal representatives, successors and assigns, and shall inure to the benefit of Lender's successors and assigns.

7. The Borrower does hereby certify that any and all necessary resolutions that may be required to effectuate and validate the terms of this Line of Credit Agreement and the Note, have been duly made and adopted by the Borrower.

8. The obligations of the Borrower hereunder shall be joint and several as to each person constituting the Borrower.

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IN WITNESS WHEREOF, the parties have executed of caused to be executed this Company Agreement and do hereby represent and warrant that their respective signatory, whose signature appears below, has been and is, on the date of this Agreement, duly authorized to execute this Agreement.

Dated: May 29, 2018

Immudyne PR, LLC

By:
Justin Schreiber, President

LegalSimpli Software LLC

By:
CEO

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